                                                                    Exhibit 10.6

                          Lease Termination Agreement

     This Agreement (the "Lease Termination Agreement") is made this 3/rd/ day of March, 2000 by and between OMV Associates Limited Partnership, a Massachusetts Limited Partnership as successor to MBL Life Assurance Corporation (the "Landlord") and Inso Corporation, a Delaware corporation, formerly known as Infosoft International, Inc. (the "Tenant").

     WHEREAS, by a Lease dated November 30, 1994 (the "Lease"), Landlord leased to Tenant certain space (the "Premises") consisting of 42,500 square feet of space on the eleventh (11th) floor of the building (the "Building") located at 31 St. James Avenue, Boston, MA 02116; and

     WHEREAS, by an Amendment to Office Lease (the "First Amendment to Lease") dated August 26, 1996 the size of the Premises was increased by adding 4,833 square feet of space on the third (3rd) floor of the building (the "3rd Floor Expansion Area"), which space Tenant later gave back to Landlord; and

     WHEREAS, by a Second Amendment to Office Lease (the "Second Amendment to Lease") dated January 8, 1997 the size of the Premises was further increased by adding 42,500 square feet on the sixth (6th) floor of the Building (the "6th Floor Expansion Area" or the "Terminated Premises"); and

     WHEREAS, by a Third Amendment to Office Lease (the "Third Amendment to Lease") dated January 26, 1999 the size of the Premises was adjusted by Tenant surrendering to Landlord 42,500 square feet on the sixth (6th) floor of the Building (the "6th Floor Expansion Area" or the "Terminated Premises") and by adding 5,235 square feet of space on the third (3/rd/) floor of the Building (the "Third Floor Premises"); and

     WHEREAS, Tenant and Landlord desire to terminate the Lease, as amended, prior to the scheduled termination date (the "Early Termination") and to enter into a new lease (the "New Lease") of premises on the third floor (the "New Premises").

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant hereby confirm and agree as follows:

     1.   Defined Terms. All capitalized items not defined in this Agreement
          --------------
shall have the meaning ascribed to them in the Lease as amended by the First Amendment, the Second Amendment, and the Third Amendment (the First Amendment, the Second Amendment, and the Third Amendment are sometimes referred to collectively herein as the "Amendments"). The Premises, as amended by the Amendments, are hereinafter referred to as the "Existing Premises."

     2.   Early Termination. Subject to the terms and conditions set forth
          ------------------
below, Tenant shall deliver to Landlord the Premises. In consideration for such delivery, Landlord shall, subject to the terms and conditions set forth below, terminate all of Tenant's obligations under the Lease.

     3.   Effect of Early Termination.
          ----------------------------

          (a) Effective as of three days after Landlord delivers the New Premises to Tenant in accordance with the terms and conditions of the New Lease (the "Termination Date"), Tenant shall be released from any and all duties and obligations under the Lease, except for those duties and obligations detailed in this Section 3a. As consideration for Tenant's agreement to vacate the Premises as of the Termination Date, Landlord remises, releases and forever discharges Tenant from all debts, demand, actions, causes of action, contracts, controversies, agreements, promises, damages, executions and liabilities and any and all other claims of every kind, nature and description whatsoever, both in Law and in Equity, which against said Tenant, or its officers, directors, shareholders, administrators, successors, agents, employees, beneficiaries, attorneys or assigns, said Landlord now has, may have or ever had which arise under the Lease of such Premises on or after the Termination Date.

          (b) As consideration for Landlord's agreement to terminate the Lease as of the Termination Date, Tenant hereby remises, releases and forever discharges Landlord from all debts, demands, actions, causes of action, contracts, controversies, agreements, promises, damages, executions and liabilities and any and all other claims of every kind, nature and description whatsoever, both in Law and Equity, which against said Tenant, or its officers, directors, shareholders, administrators, successors, agents, employees, beneficiaries, attorneys or assigns, said Landlord now has, may have or ever had which arise under the Lease on or after the Termination Date.

     4.   Delivery of Premises. Tenant shall deliver the Premises set forth in
          ---------------------
broom-clean, "as is" condition, except that Tenant shall remove all trade fixtures, equipment and other personal property (the "Removable Property"), but shall not remove any existing improvements, alterations or additions. Tenant's Removable Property shall be deemed abandoned if not removed by the Termination Date.

     5.   Representations and Warranties.
          -------------------------------

          (a) Each party hereby represents and warrants to the other, as applicable, (i) the execution, delivery and performance of this Agreement have been duly authorized (ii) no consent or approval of any third party or parties is required in order for either party to execute, deliver and perform this Agreement, (iii) there are no outstanding contracts, agreements, orders for judgment binding upon Landlord or Tenant that would or could be violated by the execution, delivery or performance of this Agreement.

          (b) Each individual executing this Agreement represents and warrants that he or she has all necessary power and authority to do so and that, upon execution hereof and satisfaction of all other requirements and contingencies set forth herein, the party on whose behalf such individual is acting shall be bound hereby.

     6.   Miscellaneous.
          --------------

          (a) Landlord acknowledges that, as of the date hereof, it has no knowledge of a default of Tenant under the terms of the Lease, as amended, and that there exists no event or circumstance which, with the passage of time or the giving of notice or both, would constitute such a default, and Landlord is not aware of any claim and any nature against the Tenant arising out of the Tenant's occupancy of the Premises. Tenant acknowledges that, as of the date hereof, it has no knowledge of a default of Landlord under the terms of the Lease, as amended, and to Tenant's knowledge, there exists no event or circumstance which, with the passage of time or giving of notice or both, would constitute such a default and Tenant is not aware of any claim of any nature against Landlord arising out of Tenant's occupancy of the Premises.

          (b) All references herein to the Lease shall be deemed to be references to the Lease as amended in the Amendments.

          (c) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

                                                                    Exhibit 10.6

          (d) Each party agrees to cooperate with the other and to execute and deliver all such further instruments and documents and do all such further acts and things as such party may be reasonably requested to do from time to time by the other party in order to carry out the provisions and objectives of this Agreement.

          (e) This Agreement may be signed in counterparts, all of which when taken together shall constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease Termination Agreement to be executed as of the day and year written above.

Tenant: Inso Corporation, formerly                     Landlord: OMV Associates Limited Partnership
        known as Infosoft International, Inc.                BY: Park Square Corporation - its General Partner
                                                             BY: Richard D. Cohen - its President

            /s/ Jonathan Levitt
--------------------------------------------

                Jonathan Levitt                        /s/ Richard Cohen
--------------------------------------------           ----------------------------------
                Vice President

Hereunto Duly Authorized